Exhibit (g)(9)

                         AMENDMENT TO CUSTODIAN CONTRACT


         This Amendment to the custody contract is made as of November 17, 2000, by and between State Street Bank and Trust Company (the "Custodian") and SCUDDER TAX FREE MONEY FUND (the "Fund"). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custodian Contract referred to below.

         WHEREAS, the Fund and the Custodian entered into a Custodian Contract dated December 31, 1979 (as amended from time to time, the "Custodian Contract"); and

         WHEREAS, the Fund and the Custodian wish to amend the Custodian Contract to enable the Fund to instruct the Custodian to pay out Fund moneys for cash sweeps and interfund lending or borrowing transactions and also to segregate collateral for interfund lending or borrowing transactions;

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained herein and in the Custodian Contract, the parties hereby agree to amend the Custodian Contract as follows:

         1.       Payment of Fund Moneys
                  ----------------------

                  In Article II, Section (H), subsection (6) is renumbered as subsection (8) and new subsections (6) and (7) are added to the Custodian Contract as follows:

                  (6) in connection with a lending or borrowing transaction between the Fund, on behalf of a Portfolio, and an investment company, on behalf of a Portfolio, advised by Scudder Kemper Investments;

                  (7) in connection with a cash sweep arrangement; or

         2. In Article II, Sections (M) through (R) are renumbered as Sections (N) through (S) and new Section (M) is hereby added as follows:

                  M. Segregated Account. The Custodian shall upon receipt of Proper Instructions from the Fund on behalf of each applicable Portfolio establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in a U.S. Securities System Account by the Custodian pursuant to Section II(L) hereof (i) in accordance with the provisions of any agreement among the Fund on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered Contract Market), or of any

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                  similar  organization or  organizations,  regarding  escrow or other arrangements in connection with transactions by the Portfolio, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio, (iii) for
                  the  purposes  of  compliance   by  the  Portfolio   with  the
                  procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the SEC
                  relating  to  the   maintenance  of  segregated   accounts  by
                  registered  investment  companies,  (iv)  for the  purpose  of
                  segregating   securities  or  other  assets  of  the  Fund  in
                  connection with a borrowing transaction between the Fund as borrower and an investment company or an investment portfolio thereof advised by Scudder Kemper Investments, and (v) for other proper corporate purposes, but only, in the case of this clause, upon receipt of, in addition to Proper Instructions from the Fund on behalf of the applicable Portfolio, a certified copy of a resolution of the Board of Trustees or of the executive committee thereof signed by an officer of the Fund and certified by the Fund's Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

                           IN WITNESS  WHEREOF,  each of the  parties has caused
                  this instrument to be executed in its name and on its behalf by its duly authorized representative as of the date written above.

                                        SCUDDER TAX FREE MONEY FUND


                                        By:  /s/John Millette
                                             -----------------------------------
                                        Its: Vice President
                                             -----------------------------------


                                        STATE STREET BANK AND TRUST COMPANY


                                        By:  /s/Ronald E. Logue
                                             -----------------------------------
                                        Its: Vice Chairman
                                             -----------------------------------